LMP Variable Income Trust
LMP Variable Adjustable Rate Portfolio (N4Y8)

Item 77D

Registrant incorporates by reference Registrant's
Supplement dated 11/1/06 to the Prospectus dated
2/28/06, filed on 11/1/06.
SEC Accession No. (0001193125-06-220702)